Exhibit 99.1

Chanticleer Holdings Closes Acquisition of Better Burger Concept BGR: The Burger Joint

$10+ Million in 2014 Revenue and 20 Locations

CHARLOTTE, NC – March 18, 2015 -- Chanticleer Holdings, Inc. (NASDAQ: HOTR) (Chanticleer Holdings, or the "Company"), owner and operator of multiple restaurant brands internationally and domestically, announced today that it closed on the acquisition of BGR: The Burger Joint (“BGR”), a better burger concept well-known in the Maryland/Washington, D.C./Virginia area.

BGR closed out 2014 with $15+ million in system wide retail sales, $10+ million in company revenue, nine corporate owned locations and nine franchises. It added two additional locations in Q1 2015 including its first international franchise location in Kuwait and has over eighty franchise locations under development agreement almost equally split between domestic and international markets. BGR was voted #7 Burger Chain in USA by The Daily Meal & MSN.com, #1 Burger Restaurant by the Washingtonian and #1 Burger Patty by the Washington Post.

Chanticleer Holdings now has 46 locations worldwide including thirteen Hooters restaurants, six American Burger Co. restaurants, seven Just Fresh locations and twenty BGR locations. In addition, the Company forecasts opening three to five new BGR franchise locations and two Hooters locations before year end.

“The immediately accretive acquisition of BGR increases our number of locations by 77% and provides an attractive growth opportunity for Chanticleer. BGR has clearly proven its better burger concept as a franchise opportunity with over 80 franchise development agreements in place. We look forward to utilizing our platform in our international markets to continue extending the growth of an already successful franchise,” said Mike Pruitt, CEO of Chanticleer Holdings, Inc.

"This is an exciting time for BGR as we look to step up our expansion strategy in both international and domestic markets. Having Chanticleer’s team support our vision, we believe together we have the expertise and platform necessary to expand BGR’s footprint exponentially worldwide," stated Nate Ripley, President of BGR: The Burger Joint.

For more information on the acquisition, please refer to Chanticleer Holding’s Form 8-K filing filed with the SEC on March 18, 2015, available online at www.sec.gov.

About BGR: The Burger Joint

Headquartered in Lansdowne, VA, BGR: The Burger Joint is a better burger concept with a menu that focuses on their proprietary blend of Prime, dry-aged burgers grilled over an open flame. Their buns are baked fresh by local bakers and they use fresh vegetables prepared in store. The company has nine corporate locations and provides franchising opportunities in both U.S. and international markets. For more information, visit: www.bgrtheburgerjoint.com

About Chanticleer Holdings, Inc

Headquartered in Charlotte, NC, Chanticleer Holdings (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, South Africa, and Europe, and two Hooters restaurants in the United States. The Company also owns and operates American Burger Co., BGR: The Burger Joint, and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Press Information:

Chanticleer Holdings, Inc.
Investor Relations
Phone: 704.366.5122
ir@chanticleerholdings.com

Investor Relations

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com